Exhibit 24(b)(11)



INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Oppenheimer Global Emerging Growth Fund:


We consent to the use of our report dated October 21, 1994 included herein and to the reference to our firm under the heading "Financial Highlights" in Part A of the Registration Statement.

/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP

Denver, Colorado
October 24, 1995